Exhibit 99.1
Darden Restaurants Reports Fiscal 2024 Second Quarter Results;
Declares Quarterly Dividend;
And Updates Fiscal 2024 Financial Outlook

ORLANDO, Fla., December 15, 2023 /PRNewswire/ -- Darden Restaurants, Inc. (NYSE:DRI) today reported its financial results for the second quarter ended November 26, 2023.

Second Quarter 2024 Financial Highlights, Comparisons Versus Same Fiscal Quarter Last Year
•Total sales increased 9.7% to $2.7 billion, driven by a blended same-restaurant sales* increase of 2.8% and sales from the addition of 78 company-owned Ruth's Chris Steak House (Ruth's Chris) restaurants and 45 other net new restaurants
•Same-restaurant sales:

Consolidated Darden*	2.8%
Olive Garden	4.1%
LongHorn Steakhouse	4.9%
Fine Dining*	(1.7)%
Other Business	(1.1)%
•Reported diluted net earnings per share from continuing operations were $1.76
•Excluding $0.08 of Ruth's Chris transaction and integration related costs, adjusted diluted net earnings per share from continuing operations were $1.84, an increase of 21.1%**
•The Company repurchased $181 million of its outstanding common stock

* Will not include Ruth's Chris Steak House until they have been owned and operated by Darden for a 16-month period (Q2 Fiscal 2025)
** See the "Non-GAAP Information" below for more details

“We continued to profitably grow market share again this quarter as we outperformed industry same-restaurant sales and traffic,” said Darden President & CEO Rick Cardenas. “We remain focused on managing our business for the long term and driving strong operating fundamentals in our restaurants. The holidays are the busiest time of year for our restaurant teams, and I would like to thank them for everything they do to delight our guests and help create special holiday memories.”

Segment Performance
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses. Segment profit excludes non-cash real estate related expenses. From the date of acquisition forward, sales and profits from Ruth's Chris company-owned restaurants are included within the Fine Dining segment. Royalties from Ruth's Chris franchise and managed locations reside in the Other Business segment.

	Q2 Sales		Q2 Segment Profit
($ in millions)	2024	2023	2024	2023
Consolidated Darden	$2,727.3	$2,486.5
Olive Garden	$1,251.4	$1,176.7	$262.5	$218.9
LongHorn Steakhouse	$643.0	$600.5	$111.8	$85.6
Fine Dining	$318.0	$202.0	$56.6	$38.9
Other Business	$514.9	$507.3	$66.5	$59.0

	YTD Sales		YTD Segment Profit
($ in millions)	2024	2023	2024	2023
Consolidated Darden	$5,457.9	$4,932.6
Olive Garden	$2,479.3	$2,307.4	$524.8	$435.0
LongHorn Steakhouse	$1,312.8	$1,205.1	$229.2	$177.6
Fine Dining	$591.5	$385.4	$96.3	$68.9
Other Business	$1,074.3	$1,034.7	$150.8	$131.3

Dividend Declared
Darden's Board of Directors declared a quarterly cash dividend of $1.31 per share on the Company's outstanding common stock. The dividend is payable on February 1, 2024 to shareholders of record at the close of business on January 10, 2024.

Share Repurchase Program
During the quarter, the Company repurchased approximately 1.2 million shares of its common stock for a total of approximately $181 million. As of the end of the fiscal second quarter, the Company had approximately $328 million remaining under the current $1 billion repurchase authorization.

Updated Fiscal 2024 Financial Outlook
The Company updated its full year financial outlook for fiscal 2024 which includes Ruth's Chris operating results, but excludes approximately $55 million, pre-tax, of expected transaction and integration related costs associated with the acquisition. We will provide additional details during our investor conference call scheduled for this morning at 8:30 am ET.

•Total sales of approximately $11.5 billion
•Same-restaurant sales growth of 2.5% to 3.0%
•New restaurant openings of 50 to 55
•Total capital spending of approximately $600 million
•Total inflation of 3.0% to 3.5%
•An effective tax rate of approximately 12% to 12.5%
•Adjusted diluted net earnings per share from continuing operations of $8.75 to $8.90, excluding approximately $0.37, after-tax, of Ruth's Chris transaction and integration related costs*
•Approximately 121.0 million weighted average diluted shares outstanding

* See the "Non-GAAP Information" below for more details

Investor Conference Call
The Company will host a conference call and slide presentation today, Friday, December 15, 2023 at 8:30 am ET to review its recent financial performance. The call will be webcast live at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=qByV89OK. Please allow extra time prior to the call to visit the site and download any software required to listen to the webcast. Prior to the call, a slide presentation will be posted on the Investor Relations section of our website at: www.darden.com. For those who cannot access the Internet, please dial 1-877-407-9219. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Yard House, Ruth’s Chris Steak House, Cheddar's Scratch Kitchen, The Capital Grille, Seasons 52, Eddie V’s and Bahama Breeze. For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include: a failure to address cost pressures and a failure to effectively deliver cost management activities, economic factors and their impacts on the restaurant industry and general macroeconomic factors including unemployment, energy prices and interest rates, the inability to hire, train, reward and retain restaurant team members, a failure to develop and recruit effective leaders, labor and insurance costs, health concerns including food-related pandemics or outbreaks of flu or other viruses, food safety and food-borne illness concerns, technology failures including failure to maintain a secure cyber network, compliance with privacy and data protection laws and risks of failures or breaches of our data protection systems, the inability to successfully integrate Ruth's Chris Steak House operations into our business, risks relating to public policy changes and federal, state and local regulation of our business, intense competition, changing consumer preferences, an inability or failure to manage the accelerated impact of social media, a failure to execute innovative marketing and guest relationship tactics, climate change, adverse weather conditions and natural disasters, long-term and non-cancelable property leases, failure to execute a business continuity plan following a disaster, shortages or interruptions in the delivery of food and other products and services, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, risks of doing business with franchisees, licensees and vendors in foreign markets, volatility in the market value of derivatives, volatility leading to the inability to hedge equity compensation market exposure, failure to protect our intellectual property, litigation, unfavorable publicity, disruptions in the financial markets, impairment in the carrying value of our goodwill or other intangible assets, changes in tax laws or unanticipated tax liabilities, failure of our internal controls over financial reporting and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted diluted net earnings per share from continuing operations. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release.

(Analysts) Kevin Kalicak, (407) 245-5870; (Media) Rich Jeffers, (407) 245-4189

Fiscal Q2 Reported to Adjusted Earnings Reconciliation
	Q2 2024				Q2 2023
$ in millions, except per share amounts	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share
Reported Earnings from Continuing Operations	$241.4	$29.1	$212.3	$1.76	$213.4	$25.9	$187.5	$1.52
% Change vs Prior Year				15.8%
Adjustments:
Ruth's Chris transaction and integration related costs	12.8	3.2	9.6	0.08	—	—	—	$—
Adjusted Earnings from Continuing Operations	$254.2	$32.3	$221.9	$1.84	$213.4	$25.9	$187.5	$1.52
% Change vs Prior Year				21.1%

Reconciliation of Fiscal 2024 Reported to Adjusted Earnings Outlook
	2024
Reported diluted net earnings per share from continuing operations	$8.38	to	$8.53
Ruth's Chris transaction and integration related costs	0.45		0.45
Income tax expense	(0.08)		(0.08)
Adjusted diluted net earnings per share from continuing operations	$8.75	to	$8.90

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	11/26/23	11/27/22
Olive Garden	912	890
LongHorn Steakhouse	566	553
Cheddar's Scratch Kitchen	182	179
Yard House	87	85
Ruth's Chris Steak House	78	—
The Capital Grille	64	61
Seasons 52	44	45
Bahama Breeze	42	42
Eddie V's	31	29
The Capital Burger	4	3
Darden Continuing Operations	2,010	1,887

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	11/26/2023	11/27/2022	11/26/2023	11/27/2022
Sales	$2,727.3	$2,486.5	$5,457.9	$4,932.6
Costs and expenses:
Food and beverage	845.8	818.3	1,696.8	1,613.6
Restaurant labor	880.9	808.5	1,756.2	1,602.3
Restaurant expenses	450.4	417.0	897.0	820.5
Marketing expenses	36.9	31.1	75.5	61.4
General and administrative expenses	114.8	90.4	268.1	178.7
Depreciation and amortization	112.5	96.8	222.3	192.4
Impairments and disposal of assets, net	7.5	(8.8)	10.6	(13.7)
Total operating costs and expenses	$2,448.8	$2,253.3	$4,926.5	$4,455.2
Operating income	278.5	233.2	531.4	477.4
Interest, net	37.1	19.8	66.8	39.6
Earnings before income taxes	241.4	213.4	464.6	437.8
Income tax expense	29.1	25.9	57.5	56.7
Earnings from continuing operations	$212.3	$187.5	$407.1	$381.1
Losses from discontinued operations, net of tax benefit of $0.3, $0.3, 0.4, and $0.3 respectively	(0.2)	(0.3)	(0.5)	(0.9)
Net earnings	$212.1	$187.2	$406.6	$380.2
Basic net earnings per share:
Earnings from continuing operations	$1.77	$1.54	$3.38	$3.11
Losses from discontinued operations	—	(0.01)	—	(0.01)
Net earnings	$1.77	$1.53	$3.38	$3.10
Diluted net earnings per share:
Earnings from continuing operations	$1.76	$1.52	$3.35	$3.09
Losses from discontinued operations	—	—	—	(0.01)
Net earnings	$1.76	$1.52	$3.35	$3.08
Average number of common shares outstanding:
Basic	119.9	122.1	120.4	122.5
Diluted	120.8	123.1	121.4	123.5

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	11/26/2023	5/28/2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$195.7	$367.8
Receivables, net	80.3	80.2
Inventories	310.6	287.9
Prepaid income taxes	138.9	107.3
Prepaid expenses and other current assets	142.2	154.5
Total current assets	$867.7	$997.7
Land, buildings and equipment, net	4,043.5	3,725.1
Operating lease right-of-use assets	3,539.7	3,373.9
Goodwill	1,392.9	1,037.4
Trademarks	1,148.0	806.3
Other assets	330.3	301.1
Total assets	$11,322.1	$10,241.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$423.9	$426.2
Short-term debt	350.0	—
Accrued payroll	177.1	173.0
Accrued income taxes	8.4	7.8
Other accrued taxes	69.7	65.9
Unearned revenues	547.3	512.0
Other current liabilities	805.2	752.5
Total current liabilities	$2,381.6	$1,937.4
Long-term debt	1,368.4	884.9
Deferred income taxes	242.3	142.2
Operating lease liabilities - non-current	3,815.3	3,667.6
Other liabilities	1,474.8	1,407.9
Total liabilities	$9,282.4	$8,040.0
Stockholders’ equity:
Common stock and surplus	$2,240.8	$2,230.8
Retained earnings (deficit)	(228.5)	(32.5)
Accumulated other comprehensive income	27.4	3.2
Total stockholders’ equity	$2,039.7	$2,201.5
Total liabilities and stockholders’ equity	$11,322.1	$10,241.5

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	11/26/2023	11/27/2022
Cash flows—operating activities
Net earnings	$406.6	$380.2
Losses from discontinued operations, net of tax	0.5	0.9
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	222.3	192.4
Impairments and disposal of assets, net	10.6	(13.7)
Stock-based compensation expense	43.8	38.4
Change in current assets and liabilities and other, net	(73.9)	37.4
Net cash provided by operating activities of continuing operations	$609.9	$635.6
Cash flows—investing activities
Purchases of land, buildings and equipment	(312.4)	(280.3)
Proceeds from disposal of land, buildings and equipment	2.0	21.1
Cash used in business acquisitions, net of cash acquired	(699.9)	—
Purchases of capitalized software and changes in other assets, net	(12.6)	(14.2)
Net cash used in investing activities of continuing operations	$(1,022.9)	$(273.4)
Cash flows—financing activities
Net proceeds from issuance of common stock	25.9	11.7
Dividends paid	(315.7)	(296.5)
Repurchases of common stock	(323.9)	(299.2)
Proceeds from short-term debt, net	350.0	58.0
Proceeds from issuance of long-term debt, net	500.0	—
Principal payments on finance leases, net	(8.5)	(8.8)
Payments of debt issuance costs	(11.1)	—
Other	—	(0.1)
Net cash provided by (used in) financing activities of continuing operations	$216.7	$(534.9)
Cash flows—discontinued operations
Net cash used in operating activities of discontinued operations	—	0.9
Net cash used in discontinued operations	$—	$0.9

Decrease in cash, cash equivalents, and restricted cash	(196.3)	(171.8)
Cash, cash equivalents, and restricted cash - beginning of period	416.2	472.1
Cash, cash equivalents, and restricted cash - end of period	$219.9	$300.3

Reconciliation of cash, cash equivalents, and restricted cash:	11/26/2023	11/27/2022
Cash and cash equivalents	$195.7	$240.7
Restricted cash included in prepaid expenses and other current assets	24.2	59.6
Total cash, cash equivalents, and restricted cash shown in the statement of cash flows	$219.9	$300.3